AMENDMENT TO PROMISSORY NOTES

Dated as of July 20, 2016

This Amendment to Promissory Notes (this “Amendment”) is executed and delivered as of the date first set forth above, (the “Effective Date”), by and between Carolco Pictures, Inc. (the “Company”), and Alexander Bafer (the “Bafer”).

W I T N E S S E T H:

WHEREAS, the Company and Bafer are parties to that certain Replacement Convertible Promissory Note with a principal amount of $188,597.22 and an issue date of July 9, 2015 (as attached hereto as Exhibit 1, “Note 1”);

WHEREAS, the Company and Bafer are parties to that certain Replacement Convertible Promissory Note with a principal amount of $155,875.00 and an issue date of July 9, 2015 (as attached hereto as Exhibit 2, “Note 2”);

WHEREAS, the Company and Bafer are parties to that certain Replacement Convertible Promissory Note with a principal amount of $102,041.67 and an issue date of July 9, 2015 (as attached hereto as Exhibit 3, “Note 3”);

WHEREAS, the Company and Bafer are parties to that certain Replacement Convertible Promissory Note with a principal amount of $51,076.39 and an issue date of July 9, 2015 (as attached hereto as Exhibit 4, “Note 4”);

WHEREAS, the Company and Bafer are parties to that certain Replacement Convertible Promissory Note with a principal amount of $45,525.00 and an issue date of July 9, 2015 (as attached hereto as Exhibit 5, “Note 5”, and together with Note 1, Note 2, Note 3 and Note 4, the “Notes”); and

WHEREAS, the Company and Bafer now desire to amend the Notes as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The term “Maturity Date” in Note 1 is hereby amended to be “August 1, 2017” instead of “October 1, 2015”.

2. The term “Maturity Date” in Note 2 is hereby amended to be “August 1, 2017” instead of “October 1, 2015”.

3. The term “Maturity Date” in Note 3 is hereby amended to be “August 1, 2017” instead of “October 1, 2015”.

4. The term “Maturity Date” in Note 4 is hereby amended to be “August 1, 2017” instead of “October 1, 2015”.

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5. The term “Maturity Date” in Note 5 is hereby amended to be “August 1, 2017” instead of “October 1, 2015”.

6. The Notes, other than as amended herein, shall remain in full force and effect.

7. Bafer hereby waives any default under each of the Notes through the date hereof as a result of any amounts payable thereunder not being paid as of October 1, 2015, and hereby also waives the payment of any Default Interest (as defined in the respective Notes) through the date hereof as a result of such failure of payment.

8. Each party agrees to execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

9. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Florida for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass the state courts of the State of Florida in connection with any dispute arising under this Amendment and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Failure of any party to exercise any right or remedy under this Amendment or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. A facsimile transmission of this Amendment shall be legal and binding on all parties hereto. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original. Copies sent by Adobe portable document format in an email or by facsimile will be considered as if originals. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment. If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment or the validity or enforceability of this Amendment in any other jurisdiction. This Amendment may be amended only by the written consent of the Bafer and the Company. This Amendment, together with the Original Agreement, represent the entire agreement of the parties with respect to the matters set forth herein or therein. Any notice required or permitted hereunder shall be given in accordance with the provisions of the Original Agreement. Except as specifically set forth herein, the provisions of the Original Agreement and the exhibits thereto shall remain in full force and effect and are hereby ratified and confirmed.

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IN WITNESS WHEREOF, this Amendment has been duly executed by the parties as of the date first set forth above.

Alexander Bafer

/s/ Alexander Bafer
Name:	Alexander Bafer

Carolco Pictures, Inc.

/s/ David Cohen
Name:	David Cohen
Title:	Chief Executive Officer

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Exhibit 1

Replacement Convertible Promissory Note - $188,597.22

Exhibit 2

Replacement Convertible Promissory Note - $155,875.00

Exhibit 3

Replacement Convertible Promissory Note - $102,041.67

Exhibit 4

Replacement Convertible Promissory Note - $51,076.39

Exhibit 5

Replacement Convertible Promissory Note - $45,525.00